SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 10, 2000


                         E-AUCTION GLOBAL TRADING, INC.
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               (Exact Name of Registrant as Specified in Charter)


               Nevada                    000-28741
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    (State or Other Jurisdiction         (Commission            (IRS Employer
          of Incorporation)               File No.)          Identification No.)


   200 King Street West, Suite 200,  Toronto, Ontario   CANADA        M5H 1K4
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(Address of Principal Executive Offices)                             (Zip Code)


                                 (416) 214-1587
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               Registrant's telephone number, including area code


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 4. CHANGES IN CERTIFYING ACCOUNTANT

         On October 10, 2000, the client-auditor relationship between e-Auction Global Trading, Inc. (the "Company") and Dale Matheson Carr-Hilton ("DMCH") ceased and the Company engaged PricewaterhouseCoopers LLC ("Price"), as its independent auditors for the fiscal year ending December 31, 2000. The decision to engage Price was approved by the Board of Directors of the Company, upon the recommendation of the Board of Directors. DMCH's reports on the consolidated financial statements of the Company for fiscal year 1999 did not contain any adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal year 1999 and the subsequent interim period preceding the resignation of DMCH, there were no disagreements with DMCH regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of DMCH, would have caused DMCH to make reference to the subject matter of the disagreements in connection with its report. The Company requested that DMCH furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter, dated October 10, 2000 has been filed as an exhibit to this current report on Form 8-K.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 2, 2000

                                            e-AUCTION GLOBAL TRADING, INC.


                                            By: /s/  David Hackett
                                               ---------------------------------
                                               Name: David Hackett
                                               Title: Chief Financial Officer


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                                  EXHIBIT INDEX
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     Exhibit
       No.                  Description
       ---                  -----------

       1 Letter dated October 10, 2000, from Dale Matheson Carr-Hilton to the Securities and Exchange Commission.